UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2017

Proto Labs, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On February 9, 2017, Proto Labs, Inc. (the "Company") issued a press release announcing its fourth quarter and full year 2016 financial results. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 8.01.     Other Events.

On February 9, 2017, the Company announced that its Board of Directors has authorized the repurchase of shares of the Company’s common stock from time to time on the open market or in privately negotiated purchases, at an aggregate purchase price of up to $50 million. The timing and amount of any share repurchases will be determined by the Company’s management based on market conditions and other factors. The term of the program runs through December 31, 2021. The Company issued a press release announcing the share repurchase program, a copy of which is furnished as Exhibit 99.1 to this report.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

99.1                Press release of Proto Labs, Inc. dated February 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proto Labs, Inc.

Date:	February 9, 2017	By:	/s/ John A. Way
John A. Way
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description	Manner of Filing

99.1	Press release of Proto Labs, Inc. dated February 9, 2017.	Filed electronically